-------------------------------------------------------------------------------
NEWS FOR IMMEDIATE RELEASE                                      CONTACT:
                                                                J. HOWELL KELLY
JULY 1, 1998                                                    PRESIDENT
                                                                (502) 863-7500


                        PREMIER FINANCIAL BANCORP, INC.
                             COMPLETE ACQUISITION

      PREMIER FINANCIAL BANCORP, INC., GEORGETOWN, KENTUCKY (NASDAQ/NMS -
PFBI), announced the completion of its acquisition of Boone County Bank, Madison, West Virginia and The Bank of Philippi, Philippi, West Virginia on June 26, 1998. These two newly formed community banks acquired the former Madison, Van and Philippi branch of Bank One West Virginia NA in a transaction with Community Trust Bancorp of Pikeville, Kentucky. Prior to the acquisition by Bank One, the Madison and Van branches had been Boone National Bank and The Philippi branch was The First National Bank in Philippi, both subsidiaries of Key Centurion Bancshares, Inc. which was acquired by Bank One in 1993. "We are glad to return to these fine communities and look forward to building strong ties with them through community focused banking," commented Marshall T. Reynolds, Chairman of Premier and former Chairman of Key Centurion. The Boone County Bank has $126 million in total assets and The Bank of Philippi has $53 million.

      Premier Financial Bancorp, Inc. is a community bank holding company with nine individually managed community bank subsidiaries operating in Kentucky, Ohio and West Virginia.